STOCK SUBSCRIPTION AGREEMENT

TO:  HYBRID  FUELS,  INC.,  "the  Issuer",  Seller:


1. The undersigned hereby subscribes for the purchase of _____ Common Shares of Stock @$.10 per Share of Hybrid Fuels, Inc., a Nevada Corporation, (the "Issuer") in accordance with the terms and conditions of this Agreement:

2. This stock subscription is one of a limited number of such subscriptions for Common Shares of Stock in the Company. The execution of this Agreement of the undersigned shall constitute an offer by the undersigned to subscribe for Common Shares of Stock the amount specified above. The Issuer shall have the right (in its sole discretion) to reject such offer for any reason whatsoever, or, by executing a copy of this Agreement, to accept such offer. If such offer is accepted, the Issuer will return an executed copy of this Agreement to the undersigned. If this subscription is rejected or if the investment is not consummated for any reason, the undersigned's subscription payment will be returned, uncashed, as soon as practicable following termination of the sale of Shares or the date of rejection, as applicable. It is understood that this subscription is not binding on the Issuer unless and until it is accepted by the Issuer, as evidenced by its execution of this Stock Subscription Agreement where indicated below.

3. The undersigned hereby makes the following representations and warranties:

     a. The undersigned has been furnished with and has carefully reviewed the Form SB-2 Registration Statement, Subscription Agreement and the Prospective Purchaser Questionnaire, attached thereto.

     b. All information provided to the Issuer, including that in the Prospective Purchaser Questionnaire, is true and correct and complete in all respects as of the date hereof.

     c. The undersigned is at least twenty-one (21.) years of age and sufficient legal capacity to execute this Agreement.

     d. The undersigned has sufficient knowledge and expertise in business, and financial matters to evaluate the merits and risk of an investment.

     e. The undersigned is an accredited investor as that term is defined in and adopted under the Securities and Exchange Act of 1933, 1934 as amended.

     f. The undersigned has analyzed this investment and has had an opportunity to ask questions of and receive answers from the Company, or any person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the undersigned.

     g. The undersigned has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment, and hi overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and his investment in the shares will not cause such overall commitment to be deemed excessive.


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     h.     The  undersigned  understands  that  the Common Shares of Stock have been registered under the Securities Act of 1.933 as amended (the "Act") but not with any state, or secretary of state, or department of securities of any state.

     i. The undersigned is acquiring the Common Shares of Stock for his own account for investment purposes only and is not purchasing the subject shares for an undisclosed third party.

     j. If the undersigned is a corporation, partnership, trust, or other entity, it represents:

          (i) It is duly organized, validly existing, arid in good standing under the laws of the United States of America, or elsewhere, and has all of the requisite power and authority to invest in the shares as provided herein,

          (ii) Such investment does not result in any violation of, or conflict with, any term of the charter or bylaws of the undersigned or any instrument to which it is bound or arty law or regulation applicable to it.

          (iii) Such investment has been duly authorized by all the necessary action on behalf of the undersigned.

          (iv) This Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding agreement of the undersigned.

     The foregoing representations and warranties shall be true and accurate as of the date hereof and as of the date of delivery of the purchase price to the Issuer, and shall Survive such delivery period.

4.   Miscellaneous

     a. This Agreement, any amendments or replacements hereof, arid the legality, validity, and performance of the terms hereof, shall be governed by, and enforced, determined and construed in accordance with, the laws of the State of Nevada applicable to contracts, transactions and obligations entered into and to be performed in such State.

     b..     This  Agreement  contains the entire agreement between the parties.
The provisions of this Agreement may not be modified or waived except in writing.

     c. This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assignees of the parties hereto. The undersigned may not assign any of his rights or interests in and under this Agreement without the prior written consent of the Issuer, and any attempted assignment without such consent shall be void and without effect,

     d. It is understood that this Subscription is offered on a subject to prior sale basis and is not binding on the Issuer until the Company accepts it, which acceptance is at the sole discretion of Company, by executing this Subscription Agreement where indicated,


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5.     Subscription.  The  undersigned  hereby  subscribes  for  the purchase of
Common Shares of Stock of the Issuer and encloses payment in the amount of $___________ ($. 10 per Share):

                                TYPE OF OWNERSHIP


                           _________ Individual

                           _________ Joint  Tenants  with Right of Survivorship

                           _________ Tenants in Common

                           _________ Community  Property

                           _________ Other



Executed  this  _____  day  of  ___________,  2000,  at

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____________________________________________________
Print  Name

____________________________________________________
Signature  of  Investor

____________________________________________________
Social  Security  or  other  Identification  Number

If the Investor has indicated that the shares or units will be held as joint tenants, tenants in common or as community property, please complete the following:

____________________________________________________
Print  Name  of  Spouse  or  Other  Investor

____________________________________________________
Signature  of  Spouse  or  Other  Investor

____________________________________________________
Social  Security  or  other  Identification  Number


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If  the investor is a partnership, corporation or trust, complete the following:



____________________________________________________
Name  of  Partnership  Corporation  or  Trust
                                                         (affix seal, if any)


By:__________________________________________________



____________________________________________________
Print  Name  of  Individual  Signing



____________________________________________________
Capacity  of  Individual  Signing



Accepted:


Hybrid  Fuels,  inc.



By:_________________________________________________

Title:______________________________________________


____________________________________________________
Date  of  Acceptance


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